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                                                                 EXHIBIT 99.B11


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to us under the heading "Independent Accountants and Reports" in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 28 to the registration statement on Form N-1A (the "Registration Statement") relating to the KeyChoice Growth Fund, KeyChoice Moderate Growth Fund, and KeyChoice Income and Growth Fund, three of the portfolios constituting the Key Mutual Funds (SBSF Funds, Inc.).

/s/ Price Waterhouse LLP

Price Waterhouse LLP
New York, New York
December 12, 1996